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                                                          EXHIBIT 99.1


                   STAR TELECOMMUNICATIONS, INC. PRESS RELEASE
                     THE INTERNATIONAL LONG DISTANCE EXPERTS


                                                         CORPORATE HEADQUARTERS
                                                      223 E. De La Guerra Street
                                                         Santa Barbara, CA 93101

                                                               Tel: 805-899-1962
                                                               Fax: 805-899-2972
                                                                 www.startel.com


         STAR TELECOMMUNICATIONS AND WORLD ACCESS MERGER WILL NOT CLOSE; BRETT S. MESSING ELECTED CHAIRMAN, CHIEF EXECUTIVE OFFICER AND PRESIDENT;
               PAUL VOGEL ELECTED TO THE STAR BOARD OF DIRECTORS;
               ALLEN SCIARILLO APPOINTED CHIEF FINANCIAL OFFICER;
    TIMOTHY F. SYLVESTER APPOINTED EXECUTIVE VICE PRESIDENT - GENERAL COUNSEL


Santa Barbara, CA--January 10, 2001--STAR Telecommunications, Inc. (NASDAQ:
STRX) a provider of global telecommunications services, announced today that the Company will not close its pending merger transaction with World Access, Inc. "We are disappointed to announce that the deal will not close, despite great efforts by the STAR Board and management to complete the World Access transaction," said Christopher Edgecomb, former Chairman and Chief Executive Officer. "Unfortunately, we could not complete the transaction in its current form." STAR is continuing discussions with Counsel Communications LLC concerning the sale by STAR to Counsel of the assets of STAR's PT-1 subsidiary. At this time, STAR can make no assurances that the PT-1 transaction will close pursuant to the terms of the asset purchase agreement with Counsel or otherwise.

In a related action, STAR's Board elected Brett S. Messing to the position of Chairman, Chief Executive Officer, and President and Paul Vogel to the STAR's Board of Directors and appointed Allen Sciarillo to the position of Chief Financial Officer and Timothy F. Sylvester to the position of Executive Vice President-General Counsel.

Mr. Messing served as the Chief Executive of InterPacket Networks Inc., a Santa Monica-based provider of internet services via satellite, until its acquisition by a subsidiary of American Tower Corporation (NYSE: AMT) on December 29, 2000. Mr. Messing previously served as a Senior Vice President at Merrill Lynch and a Vice President at Goldman Sachs & Co. Paul Vogel is a founder and principal of Atlantic Investors, a real estate investment firm, and an active consultant to Goldman Sachs & Co. Allen Sciarillo served as Chief Financial Officer for InterPacket Networks until its acquisition by a subsidiary of American Tower Corporation on December 29, 2000. He previously served in senior finance positions in the telecommunications industry. Timothy Sylvester served as Executive Vice President- Business and Legal Affairs for InterPacket Networks until its acquisition by a subsidiary of American Tower Corporation on December 29, 2000. He was previously a principal at Riordan & McKinzie, a law firm in Los Angeles, California.

Mr. Messing will immediately commence a thorough review and analysis of STAR's various businesses and operations. "While this has been a remarkably difficult year for telecommunications companies, I believe that STAR has assembled a terrific collection of assets that are not properly reflected in its stock price," said Chairman and Chief Executive Messing. "STAR's core business units are healthy, and we believe that our cost-cutting program will result in a return to profitability. We intend to dispose of business units that do not contribute to our bottom line."

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                   STAR TELECOMMUNICATIONS, INC. PRESS RELEASE


Christopher Edgecomb, STAR's former Chairman of the Board and Chief Executive Officer, has resigned from his management and board positions. Mary Casey, STAR's former President and member of the Board, has resigned from her management position. Mr. Edgecomb and Ms. Casey will provide ongoing consulting services to the Company

"I am excited to announce the appointment of our new management team. I have worked closely with these people for many years, and I have the utmost confidence that they will generate significant value for the company's shareholders," said Christopher Edgecomb.

ABOUT STAR TELECOMMUNICATIONS
STAR Telecommunications provides global telecommunications services to consumers, long distance carriers, multinational corporations and Internet service providers worldwide. STAR provides international and national long distance services, international private line, prepaid calling cards, calling cards, dial around services and international toll-free services. Visit STAR at WWW.STARTEL.COM.

Except for the historical information contained herein, this press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21B of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. STAR's future actual results could differ materially from the forward-looking statements discussed herein. A list of the factors that could cause actual results to differ materially can be found in the documents that STAR files with the SEC including those contained in STAR's prospectus and the Form 10-K for the period ended December 31, 1999.

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CONTACT:

STAR Telecommunications
Investor Relations
(800) 899-1962
ir@startel.com